CERTIFICATION

Re:           Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2017 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

I, George Kok, certify that:

1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2017-H1 (the “Exchange Act periodic reports”);

2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and

                Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wells Fargo Bank, National Association, as Trustee

•         Wells Fargo Bank, National Association, as Certificate Administrator

•         Wells Fargo Bank, National Association, as Custodian

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

•         LNR Partners, LLC, as Special Servicer

•         Trimont Real Estate Advisors, LLC, as Operating Advisor

•         Bellwether Enterprise Real Estate Capital, LLC, as Servicing Function Participant

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2017-BNK5 securitization, pursuant to which the following mortgage loans were serviced: Market Street - The Woodlands (from 6/29/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BANK 2017-BNK5 securitization, pursuant to which the following mortgage loans were serviced: Market Street - The Woodlands (from 6/29/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the BANK 2017-BNK5 securitization, pursuant to which the following mortgage loans were serviced: Market Street - The Woodlands (from 6/29/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2017-RB1 securitization, pursuant to which the following mortgage loans were serviced: 123 William Street (from 6/8/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2017-RB1 securitization, pursuant to which the following mortgage loans were serviced: 123 William Street (from 6/8/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2017-RB1 securitization, pursuant to which the following mortgage loans were serviced: 123 William Street (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the MSBAM 2017-C33 securitization, pursuant to which the following mortgage loans were serviced: Hyatt Regency Austin (from 6/8/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the MSBAM 2017-C33 securitization, pursuant to which the following mortgage loans were serviced: Hyatt Regency Austin (from 6/8/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the MSBAM 2017-C33 securitization, pursuant to which the following mortgage loans were serviced: Hyatt Regency Austin (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the GSMS 2014-GC22 securitization, pursuant to which the following mortgage loans were serviced: Selig Portfolio (from 6/8/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the GSMS 2014-GC22 securitization, pursuant to which the following mortgage loans were serviced: Selig Portfolio (from 6/8/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the GSMS 2014-GC22 securitization, pursuant to which the following mortgage loans were serviced: Selig Portfolio (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2017-C39 securitization, pursuant to which the following mortgage loans were serviced: Crowne Plaza JFK (from 8/22/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2017-C39 securitization, pursuant to which the following mortgage loans were serviced: Crowne Plaza JFK (from 8/22/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2017-C39 securitization, pursuant to which the following mortgage loans were serviced: Crowne Plaza JFK (from 8/22/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the CFCRE 2017-C8 securitization, pursuant to which the following mortgage loans were serviced: Atlanta and Anchorage Hotel Portfolio (from 6/8/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the CFCRE 2017-C8 securitization, pursuant to which the following mortgage loans were serviced: Atlanta and Anchorage Hotel Portfolio (from 6/8/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the CFCRE 2017-C8 securitization, pursuant to which the following mortgage loans were serviced: Atlanta and Anchorage Hotel Portfolio (from 6/8/17 to 12/31/17)

•         CWCapital Asset Management LLC, as Special Servicer under the BANK 2017-BNK5 securitization, pursuant to which the following mortgage loans were serviced: Market Street - The Woodlands (from 6/29/17 to 12/31/17)

•         CWCapital Asset Management LLC, as Special Servicer under the GSMS 2014-GC22 securitization, pursuant to which the following mortgage loans were serviced: Selig Portfolio (from 6/8/17 to 12/31/17)

•         LNR Partners, LLC, as Special Servicer under the WFCM 2017-C39 securitization, pursuant to which the following mortgage loans were serviced: Crowne Plaza JFK (from 8/22/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2017-BNK5 securitization, pursuant to which the following mortgage loans were serviced: Market Street - The Woodlands (from 6/29/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2017-RB1 securitization, pursuant to which the following mortgage loans were serviced: 123 William Street (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the MSBAM 2017-C33 securitization, pursuant to which the following mortgage loans were serviced: Hyatt Regency Austin (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the GSMS 2014-GC22 securitization, pursuant to which the following mortgage loans were serviced: Selig Portfolio (from 6/8/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2017-C39 securitization, pursuant to which the following mortgage loans were serviced: Crowne Plaza JFK (from 8/22/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the CFCRE 2017-C8 securitization, pursuant to which the following mortgage loans were serviced: Atlanta and Anchorage Hotel Portfolio (from 6/8/17 to 12/31/17)

Date:  April 2, 2018

By /s/ George Kok

Name: George Kok

Title: President